TITLE PLANT AGREEMENT

THIS AGREEMENT is being executed on the 29TH day of APRIL, 1998. The parties to this Agreement are SECURITY UNION TITLE INSURANCE COMPANY, a California corporation ("Security Union"), and CAPITAL TITLE GROUP, INC., an Arizona corporation ("Customer").

                                    RECITALS

A. Security Union and Customer wish to enter into this Agreement for the purpose of providing Customer with access to the Title Plant owned exclusively by Security Union, pertaining to real property in San Diego County, California (the "County"), as more particularly described in Paragraph 3(a) of this Agreement.

B. Security Union currently maintains its title plant for the County at its facility located at 3750 Convoy Street, San Diego, California, hereinafter referred to as "Title Plant Facility".

                             TERMS OF THE AGREEMENT

                  In consideration of the facts recited above and the mutual promises set out below, the parties agree as follows:

1.   ACCESS
     Security Union grants Customer nonexclusive access during normal working hours (as set by Security Union) to all of the records and materials, as described in Paragraph 3(a) below, in Security Union's Title Plant for the County.

2.   TERM
     The effective date of this Agreement shall be the 1ST day of JUNE, 1998. The effective date shall begin the initial term of this Agreement, which is made for five (5) years. The Agreement shall be automatically extended for additional five (5) year terms unless either party gives written notice to the other party of its election not to extend at least six (6) months prior to the end of the initial term or of any additional term.
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3.   TITLE PLANT SERVICES

     (a) TITLE PLANT DESCRIPTION. During the term of this Agreement, Security Union agrees to make available to Customer for Customer's use in searching titles, all of the records and materials located at Security Union's title plant facility for the County including, but not limited to, lot books (or microfilm copies of lot books or geographic folders), on-line property index and general index (also known as an "individual/corporation index"), as well as all microfilm, maps, starters (i.e., copies of previously issued policies of title insurance, preliminary reports, guarantees and binders, hereinafter referred to as "Starters"), and copies of documents recorded in the Official Records of the County. These records and materials shall also include any additions made through Security Union's customary daily input procedures, and shall be subject to any deletions resulting from Security Union's customary purging procedures. These records and materials, sometimes referenced in this Agreement collectively as a Title Plant, will be used by Customer and others during the term, subject to all the other provisions of this Agreement. Both parties recognize that Security Union may in the future acquire records through purchase, lease assignment or other method of transfer and that Security Union may restrict, or may be restricted from allowing, Customer from using such records. Any records so acquired and restricted are not included in this Agreement.

     (b) USE OF STARTERS. Starters furnished to Customer under this Agreement are to be used by Customer solely for the purpose of searching and examining specific parcels of real property. Customer agrees that no other use of any Starter is permitted and further agrees that Security Union will have no responsibility for errors or omissions of any kind in these starters.

     (c) AVAILABILITY OF STARTERS. The availability of particular Starters under this Agreement shall be determined by Security Union and will not include any
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          Starters of any other  company  which  Security  Union may have in its possession by reason of an agreement with that company if the agreement with that company contains a provision restricting the use of their Starters to Security Union. STARTERS IN THE POSSESSION OF SECURITY UNION THAT WERE ISSUED BY TICOR TITLE INSURANCE COMPANY OF CALIFORNIA OR ITS PREDECESSORS (THE "TICOR STARTERS") ARE NOT A PART OF THIS AGREEMENT. Other than restrictions regarding the use of other companies' Starters and the exclusion of the Ticor Starters, nothing in this paragraph is intended to restrict Customer from access to all of the Title Plant described in Paragraph 3(a) of this Agreement.

     (d) CUSTOMER INVESTIGATION AND SATISFACTION. Customer has made its own independent investigation of the operation of the Title Plant and of the method of input, storage and retrieval of the information contained in the Title Plant, as well as the quality of the information in the Title Plant and the type of documents indexed, including the criteria in effect for including or excluding specific types of documents in daily plant input procedures, and the criteria in effect for deleting, by purging procedures, specific types of documents. Customer is satisfied that input, storage and retrieval methods, and the quality of the information and the criteria for input and purging, are satisfactory for the purposes intended in this Agreement.

4.   WARRANTIES, LIABILITIES AND INDEMNITIES

     (a) WARRANTY EXCLUSION AND LIMITATION OF DAMAGE. SECURITY UNION MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE ACCURACY OR COMPLETENESS OF THE TITLE PLANT OR THE INFORMATION CONTAINED IN THE TITLE PLANT. Customer agrees that in no event shall Security Union be liable for any
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          lost profits or for any special,  consequential  or exemplary  damages even if Security Union has been advised of the possibility of such damages.

     (b) DISCLAIMER OF LIABILITIES. Security Union and Customer agree that no other person, firm or corporation not a party to this Agreement acquires any rights under this agreement. Security Union and Customer also agree that Security Union assumes no liability and will not be held liable to Customer, or to Customer's customers or insureds, or to any other person to whom Customer may furnish any title policy, binder, guarantee, endorsement or other title assurance, or any report or title information, by reason of any error or assertion of error in the Title Plant or in any services or Starter furnished to Customer by Security Union.

     (c) INDEMNITY. If any customer or person claims or asserts that Security Union has any liability by reason of an error in the Title Plant or in any Starter furnished to Customer by Security Union, Customer agrees to indemnify and hold Security Union harmless from and against the claim or demand, including all costs, expenses, attorneys' fees and actual loss or losses incurred or sustained by reason of the claim or assertion. When a claim or assertion is made, Security Union agrees to promptly give notice to Customer. Customer shall have the right, if it so elects, to provide for the defense of Security Union, in any action or litigation based upon or involving the claim or assertion, by counsel of Customer's own choosing and at Customer's own cost, and to pursue litigation to final determination. Customer shall also have the right, whether or not any action or litigation results, to compromise or settle the claim on behalf of Security Union but at the sole cost of Customer.

5.   TITLE PLANT ACCESS CHARGE
     As set forth at Appendix A, attached.

6.   SPACE USE CHARGE
     Security Union shall provide and bill Customer on a monthly basis, and Customer shall pay Security Union monthly for the space occupied by
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     Customer's  personnel,  equipment and  furniture at Security  Union's Title
     Plant facility.


     (a) SQUARE FOOTAGE RATE. The initial space use charge shall be $1.75 per square foot. Adjustments shall be made to the space use charge effective the first day of January each year of the term of the Agreement. The adjustment in the charge shall be an increase or a decrease as necessary to adjust the space use charge to an amount equal to the actual average square foot building expense of the prior twelve month period and the rent rate to be paid by Security Union during the succeeding twelve month period. The building expenses to be included are: utilities, building maintenance and supplies (security, landscaping, refuse, rest room and coffee room supplies), janitorial, air conditioning maintenance, music/paging system, a ten percent administrative charge and rent. Security Union will submit an itemized statement to Customer during the month of June each year setting forth Security Union's building costs for the prior twelve month period and rent rate for the succeeding twelve month period, all which will be used as a basis for any increase or decrease in the space use charge. Any annual increase shall not exceed ten percent (10%), except that the item of rent shall be adjusted to the actual amount specified in any lease with a third party landlord. Customer shall have the right to review the building cost records of Security Union at Security Union's office.

     (b) MINIMUM SPACE USE CHARGE. Customer has designated an area of *______square feet as an initial space requirement. Customer shall pay Security Union a minimum office space use charge based upon this initial space requirement. Customer's space use may be increased, if available, and Customer shall pay for increased space at the same square footage rate as for the minimum space. The space use minimum may be decreased only if Security Union has a substitute use or other need for

* To be determined by separate letter agreement.

          such decreased amount of space. Any increase or decrease of the square footage (space) must be agreed to in writing by both parties.

7.   PAYMENT DUE DATE; AUDIT

     (a) DUE DATE. All monies due from Customer are due and payable to Security Union on the tenth (10th) work day of each month of the term of this Agreement. Payment shall be sent to:

                SECURITY UNION TITLE INSURANCE COMPANY
                1007 East Cooley Drive
                Colton, California 92324
                Attn: Accounting Department

          Payment shall continue to be sent to this address until notified in writing as set forth at Paragraph 28 of this Agreement.

     (b) PRORATION OF CHARGES. The charges, set forth at Paragraphs 5 and 6 above, for any partial month of Customer's use of the Title Plant at the beginning or end of any term of this Agreement shall be prorated according to the total number of days of use as that number of days relates to the total number of days in the affected month.

     (c) DEFAULT DUE TO NON-PAYMENT. A state of default exists under this Agreement whenever Customer fails to pay, when due and payable, any sum payable to Security Union for a period of fifteen (15) days after the sum has become due and payable. To cure that default, the sum then due, plus a late payment charge equal to ten percent (10%) of the sum then due, must be paid to Security Union. In the event of default, Security Union may discontinue the right of Customer to any service provided for in this Agreement. If any state of default is not cured within thirty (30) days after the sum first becomes due and payable, and after written notice to Customer, Security Union may terminate all rights of Customer under this Agreement.

     (d) WRITTEN REPORT. Simultaneously with the payment of the monthly title plant charges, Customer must furnish a written report to Security Union, signed by an officer of Customer, showing the total orders opened for all title assurances issued by Customer during the preceding month, and any other information necessary to enable Security Union to determine that the amount is correct. This information will be confidential to and used by Security Union's auditors and accounting personnel and will not be used for other purposes by Security Union. The report form will be designed and furnished by Security Union.

     (e) AUDIT. Security Union shall have the right to audit the accounts of Customer, at the expense of Security Union, in order to verify the correctness of the sums of money being paid to Security Union by Customer. These audits shall be conducted so as not to unreasonably interfere with the normal business routine of Customer. Customer shall supply the following to Security Union at the end of each fiscal year:

          +    A complete,  signed copy of Customer's  audited  Annual Report to the Insurance Commissioner of the State of California;
          +    Audited financial statements for the County.

          No information need be given to Security Union regarding any of the business affairs of Customer other than information necessary to determine the correctness of the amounts of sums paid to Security Union under this Agreement.

8.   COPIES OF TITLE DOCUMENTS FURNISHED BY CUSTOMER
     During the term of this Agreement, on a monthly basis, Customer agrees to furnish Security Union full and complete copies of all title policies, binders, guarantees, endorsements or other title assurances, as well as title reports for canceled orders issued by Customer on real property in the County during the prior month. These copies of title assurances and reports are to be forwarded to Security Union's Title Plant Manager of the title plant facility for the County on or before the fifth(5th) work day of every month. Security Union shall have the right to place these copies in Security Union's Title Plant for use by Security Union or other customers. These copies become the property of Security Union, free of any restrictions as to use or otherwise, but without warranty as to correctness on the part of Customer.

9.   DESK SPACE, EQUIPMENT AND SUPPLIES

     (a) DESK AND EQUIPMENT SPACE. Security Union agrees to make available, at Security Union's title plant facility, desk and equipment space as may be reasonably necessary to be used by employees of Customer to "search" title to specific property involved in Customer's title orders. Security Union shall bill Customer on a monthly basis and Customer shall pay Security Union monthly for use of space in the title plant facility, in accordance with the provisions of Paragraph 6 of this Agreement.

     (b) DEFINITION OF "SEARCH". For the purpose of definition, both parties agree that the word "search", as used in this Agreement, refers to the functions of identifying, locating and copying the proper accounts, documents, Starters and maps necessary for examining, reporting on and otherwise issuing title evidences on specific parcels of real property. It does not include any functions of a title company or a title insurance company beyond the identifying, collecting and initial copying process described above and specifically does not include the actual examination of the title and the process of "writing up" the findings of the examination. Normal customer service activities are intended to be included.

     (c) EQUIPMENT AND SUPPLIES. All microfilm viewer-printers and copying equipment used by Customer's employees are to be installed and paid for by Customer, and all supplies and materials used by Customer's employees are to be paid for by Customer. However, Customer may use Security Union's micro film viewer-printers and copying equipment if available and if Customer pays for the cost of its prorated share of that use. Security Union shall provide personnel and equipment necessary for the refiling of all film cassettes or reels pulled for use by Customer and for printing, upon request, one initial copy for Customer of any plant item which Security Union now or in the future deems necessary to restrict from general access. These same services may be provided by Security Union to all plant users. Security Union shall bill and Customer shall pay its monthly pro rata share of the cost of providing these services.

10.  SERVICES NOT FURNISHED
     Security Union will not be obligated to furnish tax, bond or assessment information nor to furnish any title engineer or other help for the purpose of verifying or creating a legal description of land involved in Customer's orders nor any other service, except that which is specifically stated in this Agreement.

11.  PARKING NOT FURNISHED
     Security Union will not be obligated to furnish parking for Customer's employees.

12.  TITLE PLANT BUILT BY CUSTOMER
     Customer agrees that if at any time during the term of this Agreement it elects to build or participate in the building of a title plant, it will do so without the use of the Title Plant owned by Security Union. An election by Customer to build or participate in the building of a title plant will not discharge or relieve Customer of any of its obligations under this Agreement.

13.  OWNERSHIP AND USE OF THE TITLE PLANT
     (a) PROPERTY OF SECURITY UNION. The Title Plant shall at all times remain the property of Security Union.

     (b) SUPERVISION BY SECURITY UNION. Customer agrees that the use of the Title plant shall at all times be in the custody and under the supervision of an employee of Security Union.

     (c) NO UNAUTHORIZED USE. Customer agrees to make no reproductions of the Title Plant or use or permit use of the information obtained from it except to conduct its own title business as to specific orders and as to specific parcels of real property, and to provide usual customer service.

     (d) COPIES OF DOCUMENTS. No part of the Title Plant shall be removed from the premises of Security Union. However, subject to the other provisions of this Agreement, Customer shall have the right to make copies of documents and other information contained in the Title Plant.

     (e) CONDUCT OF EMPLOYEES. The use of the Title Plant by Customer and the conduct and physical appearance of employees of Customer while on the premises of Security Union shall all be subject to the same directives and instructions by Security Union now or in the future directed to employees of Security Union. Security Union shall have the right to refuse entrance and access to any employee of Customer not complying with directives and instructions of Security Union.

     (f) HOURS OF ACCESS. The use of the Title Plant shall be limited to the normal business hours of Security Union, except that Security Union will cooperate with Customer in emergency situations in endeavoring to provide for the opening of the building and supervision of Customer's use of the Title Plant by an employee of Security Union in order to satisfy reasonable plant access requirements of customer, at the expense of the Customer.

     (g) ACCESS LIMITED. Access to the title plant facility and the use of the Title Plant will be limited to the employees of Customer required to search title, as defined in Paragraph 9(b) above, to specific property involved in its title orders and to provide usual customer service. Customer agrees that access to the Title Plant shall not be utilized by Customer or any of its employees for the purpose of furnishing any information to any other title insurance company, title company, or any person, firm or corporation except Customer and Customer's customers in the ordinary course of its business.

     (h) NO PLANT TOURS. Customer is not allowed to conduct any organized "plant tours" of the premises where the Title Plant is located.

     (i) NO EXTRAORDINARY TITLE PLANT AGREEMENTS. Customer shall not be allowed to provide for extraordinary Title Plant service agreements to its customers. Use of the Title Plant is limited to specific bona fide orders for title insurance policies, binders, guarantees, endorsements and reports covering specific parcels of real property. However, Customer shall have the right to utilize the Title Plant to furnish the usual customer service as to inquiry by customers of Customer as regards specific parcels of land or specific documents in the Title Plant.

     (j) DUE CARE USE. Customer agrees to exercise due care in the use of the Title Plant and of the space provided in the title plant facility so as to prevent loss or damage. Customer also agrees that it will be liable to Security Union for any loss or damage to the Title Plant or building or any other property of Security Union arising out of a failure to exercise due care or arising out of an intentional, dishonest or fraudulent act of an employee of Customer.

     (k) OTHER PLANT USES BY SECURITY UNION. Security Union shall have the right, during the term of this Agreement, to enter into other contracts with any title insurer, title company or any other person, firm or corporation, covering all or any part of the Title Plant or Security Union's facilities. Those contracts may include, but will not be limited to, title plant leases, title plant service agreements, underwriting contracts or any combination of the above.

     (l) NONEXCLUSIVE USE. It is recognized by the parties that Security Union shall continue to use the Title Plant owned by it in the usual and ordinary course of its business of reporting upon and insuring land titles, while at the same time furnishing plant services to Customer as well as others.

     (m) ADVERTISEMENT OF USE OR OWNERSHIP. During the term of this Agreement, Customer shall not publicize to the public that Customer owns the Title Plant or has any interest in the Title Plant except such rights as are specifically granted to Customer by this Agreement. Likewise, during the term of this Agreement, Security Union shall not in any advertisement or publicity state that Customer is dependent upon Security Union for use of its Title Plant.

          Security Union may, however, publicize to whatever extent it may desire, its ownership of the Title Plant.

14.  DISASTER OR OTHER INTERRUPTION OF SERVICE
     (a) FORCE MAJEURE. If at any time either party to the Agreement is prevented from performance when due (other than performance consisting of payment of money) by a disaster such as or resulting from flood, hurricane, cyclone, earthquake, fire or other event commonly referred to as an "Act of God", causing extensive destruction or damage; or by acts of war, riot, unlawful assembly, strikes, explosions, "peaceful protest" gatherings or other similar events causing or accompanied by extensive destruction; so that it is impossible or unreasonably difficult for that party to perform, then its failure to perform when performance is due will be deemed excused. However, that party must take all reasonable steps to remedy its non-performance or delay in performance with the least possible delay, and by doing whatever may reasonably be done to mitigate the adverse effect of its non-performance upon the other party to this Agreement.

     (b) TEMPORARY INTERRUPTIONS. The parties recognize that the input and retrieval of the information contained in Security Union's computer system is subject to the hazards of temporary interruptions by reason of equipment failure arising out of numerous possible causes and that Security Union is not a guarantor of the constant and continual availability of the computer system installed on the premises of Security Union. Security Union does, however, agree that it will maintain a reasonable capability to provide timely, workmanlike repair and maintenance service whenever the computer system becomes inoperable.

     (c) SECURITY COPY. Security Union further covenants and agrees that will at all times maintain a security copy of that portion of the Data Base which is contained in Security Union's computer system. The security copy shall be in the form of magnetic tape, stored away from the location of Security Union's computer center. The magnetic tape security copy shall be updated monthly.

15.  COMPUTER SYSTEM LIABILITY DISCLAIMER
     Notwithstanding any provision of this Agreement to the contrary, Customer agrees that Security Union shall incur no liability to Customer in the event of damage or destruction to the computer system installed on the premises of Security Union or any part of that computer system from any cause whatsoever. Security Union shall not be required to reinstitute or reconstruct the then existing computer system if it is damaged or destroyed from any cause whatsoever. Security Union does, however, covenant and agree that it will use its best efforts to devise and implement reasonably adequate security measures to prevent damage or destruction of the computer system and interruptions of the use of the computer system, all in accordance with reasonable prudent business practice.

16.  OTHER PLANT CONTRACTS
     Security Union shall have the right, during the term of this Agreement, to enter into other contracts with any title insurer or underwritten title company, or any other person, firm or corporation, covering its title plant facilities or any portion of those facilities, including, but not limited to, title plant leases or title plant service agreements.

17.  SYSTEMS CHANGES
     It is anticipated that Security Union may, during the existence of this Agreement, but without obligation to do so, make certain systems additions or changes in the title plant or in the method of input, storage and retrieval, it is agreed by Customer that Security Union shall have the right to make such changes or additions so long as the use of the Title Plant by Customer is comparable to the use by others.

18.  CHANGE OF LOCATION
     Three (3) months after serving upon Customer written notice of its intention to move the Title Plant, Security Union shall have the right to move the physical location of its Title Plant, and the space and the access furnished under this Agreement from the present location to any other location. Security Union may move its computerized records for the Title Plant, any appurtenant equipment and software to any location at any time without notice

19.  NONLIABILITY FOR INJURY OR DAMAGE AND INDEMNIFICATION
     (a) NONLIABILITY. Security Union shall not be liable for injuries to any employees, guests or invitees of Customer nor for damage to property of Customer caused by the conditions of the premises where the Title Plant is located.

     (b) INJURY OR DAMAGE. Customer agrees to neither hold nor attempt to hold Security Union, its agents or employees liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accidents in or to the premises, to adjacent premises or other parts of the building, whether by reason of the negligence or fault of Security Union, another Customer or any other person; nor liable for any injury of damage occasioned by gas, smoke, rain, snow, wind, ice, hail, water, lightning, earthquakes, war, civil disorder, strike, defective electric wiring or the breaking or stoppage of the plumbing or sewage upon or in the building or adjacent premises, whether the breakdown or stoppage results from freezing or otherwise and no matter how often injury or damage occurs. All personal property stored in the premises will be at the sole risk of the Customer. Security Union shall not be liable for any misuse or unauthorized use of Customer's equipment or property, including telephone equipment and lines.

     (c) INDEMNIFICATION. Customer accepts the premises and agrees to defend, indemnify and hold Security Union harmless from any and all claims, damages, liabilities, losses or actions, including costs, expenses and attorneys' fees, arising out of actions or claims by employees, guests or invitees of Customer, by reason of death, injuries to person or damage to property arising out of or relating to use of the premises or use of any office equipment located on the premises where the Title Plant is located.

20.  INSURANCE
     Customer agrees to maintain and pay the premium for the following insurance coverage during the entire term of this Agreement, together with any special endorsements as specified:

     (a) WORKERS' COMPENSATION INSURANCE. Workers' Compensation Insurance to meet statutory State requirements (or approval by the State of California to be permissibly self-insured) and Employers' Liability coverage with minimum limits of One Hundred Thousand Dollars ($100,000.00) for all persons employed by Customer who may come on to or occupy the premises and Customer will have its carrier waive any right of subrogation thereunder with respect to Security Union.

     (b) COMPREHENSIVE GENERAL LIABILITY INSURANCE. Comprehensive General Liability Insurance covering all injuries to persons or damages to property that occur in or about the premises. This policy will provide at least the following coverages and limits:

          i.   The policy will name Security Union as an Additional Insured.

          ii. The policy will carry a minimum combined single liability limit of One Million Dollars ($1,000,000.00), or such higher amount as Security Union may from time to time reasonably require.


          iii. The policy shall be endorsed with a cross-liability endorsement stating that in the event that a claim is brought by one insured against another insured under the policy, or by an employee of one insured against another insured under the policy, each insured shall be considered a separate insured for the purpose of the insurance.

          iv. The policy shall be written on a "caused by any occurrence" rather than written on the "caused by accident" basis for bodily injury and property damage liability coverage.

          v. The policy shall be written with a blanket contractual liability endorsement providing automatic coverage for bodily injury or property damage, assumed under any type of written contract in addition to types of contracts defined in the policy form, except any contract under which the insured assumes liability for the sole negligence of an indemnitee.

          vi. The policy shall be written using a "personal injury" endorsement providing coverage for claims arising out of false arrest, false imprisonment, defamation of character, libel and slander, wrongful eviction, and invasion of privacy, and such endorsement shall not contain an exclusion of coverage for claims for "personal injury" brought by employees of an insured.

     (c)  PROPERTY DAMAGE INSURANCE. Customer will obtain and maintain during the entire term All-Risk Property Damage coverage for its personal property, trade fixtures, any interior improvements constructed within the premises and any alterations to the premises made by Customer pursuant to this Agreement, all on a replacement cost basis. Customer will have its carrier waive any right of subrogation on behalf of Security Union.

     (d)  OTHER INSURANCE MATTERS.
          i. All insurance required of Customer under this Agreement will be primary coverage and will not be contributing with any other insurance maintained by Security Union. The insurance must be written by insurance companies reasonably satisfactory to Security Union. Customer must provide Security Union prior to occupancy, and annually thereafter, satisfactory Certificates of Insurance by Customer to Security Union must specify that thirty
               (30) days written notice of cancellation or non-renewal will be provided to Security Union.

          ii. The insurance policies must insure performance by the Customer of the indemnity provisions of this Agreement related to the use of the premises.

          iii. If Customer fails to obtain any of the insurance required in this Agreement, Security Union may obtain the insurance on behalf of Customer and the cost of obtaining the insurance must be paid by Customer as additional charges with the first payment of charges which are due subsequent to Security Union incurring any costs.

21.  COMPETITION
     This Agreement shall not operate to deny either party the right and opportunity to compete with each other, or to compete on an equal basis on the open market. Nothing contained in this Agreement is to be deemed to constitute an association, partnership or joint liability between the parties. The parties have no intention or thought to agree between themselves, or even to confer together, as to underwriting methods, as to fees or premiums to be charged by them to their customers, or as to any other processes or practices of either party except as otherwise stated or prescribed by the Issuing Agency Agreement entered into between the parties.

22.  DEFAULT
     (a) TERMINATION ON DEFAULT. If either party does not faithfully perform all of the terms and provisions of this Agreement or in any manner fails, refuses or neglects to perform its obligations under this Agreement and does not cure that default within ten (10) days after receipt of written notice specifying the default, then this Agreement may be terminated by the party not in default.

     (b) NONEXCLUSIVE REMEDIES. Any right of termination is in addition to any other remedy provided by law or equity.

     (c) NONWAIVER. Failure by either party to declare a termination of this Agreement for the breach of any one or more of the provisions contained in this Agreement or a failure of either party to take action under the provisions of this Agreement for a breach will never be construed as a waiver of the breach or any subsequent breach of the same or other provisions of this Agreement. But, on the contrary, either party may at any time take advantage of and act upon the breach in accordance with applicable provisions of this Agreement.

23.  CONSTRUCTION AND PERFORMANCE
     This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties prepared this Agreement and in accordance with the laws of the State of California. The headings of each numbered paragraph are to assist in reference only and are not to be used in the interpretation of the paragraphs.

24.  ARBITRATION
     If either party institutes an action against the other party for breach of this Agreement, at Security Union's option, arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association ("AAA"). The arbitration shall be conducted in Los Angeles by a single arbitrator. If the parties have not agreed to a mutually acceptable arbitrator within thirty (30) days of the date of the notice to arbitrate, the arbitrator shall be selected by the AAA from its regularly maintained list of commercial arbitrators. The arbitrator shall conduct a single hearing for the purpose of receiving evidence and shall render a decision within thirty (30) days of the conclusion of the hearing. The parties shall be entitled to require production of documents prior to the hearing in accordance with the procedures set forth in the Federal Rules of Civil Procedure, and shall exchange a list of witnesses and be entitled to conduct up to five (5) depositions in accordance with the procedures of the Federal Rules of Civil Procedure. The decision of the arbitrator shall be binding and final.

25.  GOVERNING LAW
     This Agreement is to be construed under the laws of the State of California.

26.  SAVINGS CLAUSE
     In any  one or  more  of the  terms,  provisions,  promises,  covenants  or conditions of this Agreement, or their application to any person, corporation, other business entity, or circumstance is to any extent adjudged invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement and their application to other persons, corporations, business entities or circumstances will not be affected and shall be valid and enforceable to the fullest extent permitted by law.

27.  ASSIGNMENT OR TRANSFER
     (a) INVOLUNTARY TRANSFER. If Customer's rights and benefits in this Agreement are transferred in whole or in part by involuntary method, or by operation of law, or by merger, Security Union shall have the right to terminate this Agreement if the result is not satisfactory to Security Union.

     (b) NONASSIGNABLE. This Agreement cannot be assigned, in whole or in part, by Customer without the prior written consent of Security Union, which consent shall not be unreasonably withheld.

     (c) BANKRUPTCY OF CUSTOMER. Notwithstanding the definite term of this Agreement, it will be automatically terminated upon the filing of a petition in bankruptcy by Customer, or the appointment of a receiver for Customer, or the adjudication in bankruptcy on an involuntary partition against Customer, or if any general assignment for the benefit of creditors by Customer of its assets is made.

     (d) SALE OF CUSTOMER'S ASSETS. If Customer sells all or substantially all of its assets, then Security Union, at its option, shall have the right to terminate this Agreement.

     (e) ASSIGNMENT BY SECURITY UNION. Security Union shall have the right, without Customer's consent, to assign this Agreement to a corporation with which it may merge or consolidate, to any parent or subsidiary of Security Union or subsidiary of Security Union's parent, or to a purchaser or substantially all of Security Union's assets.

28.  NOTICES
     (a) METHODS AND ADDRESSES. All written notices permitted or required to be given under this Agreement may be personally delivered to the office of each of the parties, or mailed to the office of each party by Registered or Certified United States Mail when addressed as follows:

          To Security               SECURITY UNION TITLE INSURANCE COMPANY
          Union:                    1007 East Cooley Drive
                                    Colton, California 92324
                                    Attention: Vice President,
                                    Plant and Title Support Operations

                                 -and -

                                    SECURITY UNION TITLE INSURANCE COMPANY
                                    245 South Los Robles Avenue, Ste. 105
                                    Pasadena, California 91109
                                    Attention: Division Counsel

            To Customer:            CAPITAL TITLE GROUP, INC.
                                    14555 N. Scottsdale Road
                                    Suite 320
                                    Scottsdale, Arizona 85254
                                    Attention: Chief Executive Officer

     (b) CHANGE OF ADDRESS. Either party may, by written notice to the other, change the address to which notices are to be sent.

29.  COMPLIANCE WITH LAWS AND REGULATIONS
     Customer agrees to use information received from Security Union in compliance with all applicable State and Federal laws and regulations, including the Federal Credit Reporting Act (U.S.C.A. Title 15, Chapter 41, Subchapter III).

30.  SURVIVAL
     Following the expiration or termination of this Agreement, whether by its terms, operation of law or otherwise, all terms, provisions or conditions required for the interpretation of this Agreement or necessary for the full observation and performance by each party hereto of all rights and obligations arising prior to the date of expiration or termination, shall survive such expiration or termination.

31.  PROPRIETARY INFORMATION
     Customer agrees that all Security Union supplied information, software, manuals and documentation provided as part of this service are proprietary and confidential information of Security Union or its suppliers. Customer will permit only its employees or authorized representatives to have access to such material. Customer further agrees to not make copies of such manuals, documentation or Agreements, Attachments and Exhibits. Customer will return all Security Union property upon termination or expiration of this Agreement.

32.  SUPPLIER ARRANGEMENTS.
     Certain of the material and information provided or made available to Customer under this Agreement is obtained by Security Union from third party suppliers. In the event that any such supplier fails to deliver (or delays the delivery of) such material or information (through no fault of Security Union) or in the event that any such supplier materially and adversely modifies the conditions or cost to Security Union of obtaining such material or information, then Security Union, at its option, may (1) use reasonable efforts to seek alternative sources of supply on commercially reasonable term; or (2) suspend or terminate its obligations to Customer under this Agreement either with respect to the portion of such Agreement which relates thereto or with respect to the entire Agreement upon sixty (60) days written notice; or (3) notwithstanding any other provision of this Agreement to the contrary, increase the applicable fees or charges upon thirty (30) days written notice; or (4) any combination of the foregoing. Security Union will incur no liability to Customer with respect to any action or omission under this Paragraph.

33.  ENTIRE AGREEMENT
     This Agreement constitutes the entire agreement between the parties pertaining to the subject contained in it and supersedes all prior and contemporaneous agreements, both oral and written, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement is to be considered a waiver to constitute a continuing waiver. No waiver shall be binding unless executed by the party making the waiver.

34.  COUNTERPART EXECUTION
     This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     The parties have executed this Agreement effective as of the date written at Paragraph 2 of this Agreement.


SECURITY UNION TITLE INSURANCE                     CAPITAL TITLE GROUP, INC.
COMPANY ("Security Union")                         ("Customer")


By: /s/ Kevin J. Beach                             By: /s/ Donald R. Head
  --------------------------                          --------------------------
Print Name: Kevin J. Beach                         Print Name: Donald R. Head
           -----------------                                  ------------------

Title: Vice President                              Title: CEO
      ----------------------                             -----------------------
Date: 5-12-98                                      Date: 4-29-98
      ----------------------                             -----------------------

                                  APPENDIX "A"
                                SCHEDULE OF FEES

1.       INITIAL BACK PLANT CHARGE.
         The initial charge to Customer for access to the Back Title Plant shall be Ten Thousand Dollars ($10,000.00).
2.       MONTHLY BASE CHARGE.
         The monthly charge to Customer for access to the Title Plant shall be a base fee of Eight Thousand Dollars ($8,000.00) each month, for the County. This base fee shall allow three hundred title orders for the month. This base fee shall be due and payable whether or not Customer finds it necessary to access the Title Plant.
3.       FEE FOR TITLE ORDERS EXCEEDING BASE AMOUNT.
         Security Union shall bill and Customer shall pay Twelve Dollars and Fifty Cents ($12.50) for each title order in excess of three hundred a month.
4.       ADDITIONAL FEES.
         An additional fee of $.10 shall be made each month for each of Customer's open order items remaining open in the system over 180 days.
5.       IMAGE CHARGES.
         Customer shall pay Security Union each month for Customer's image access in the prior month according to the following:

                                    Type of Image    Charge
                                    -------------    ------
                                    Document         $ .42 per Document
                                    Map              $ .25 per Map page
                                    Starter          $1.25 per Starter

6.       NETWORK ACCESS.
         Security Union shall bill and Customer shall pay a Network Access charge of Four Hundred Dollars ($400.00) each month, per site.

                                  APPENDIX "A"

7.       ANNUAL INCREASE.
         The additional fees charge as stated above, shall be increased annually on July 1 (first adjustment year 1999) by the percentage amount indicated by the annual change in the Consumer Price Index for urban wage earners and clerical workers for the Los Angeles/Riverside/Anaheim Area of the State of California, as compiled by the U.S. Department of Labor, Bureau of Labor Statistics ("Index") for the twelve (12) months immediately preceding the adjustment date.

         The charges shown above do not include the necessary equipment, data line and/or communications equipment necessary to access the title plant. These monthly charges shall be determined at the time of installation and invoiced separately.


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